CONTACT:  Daniel T. Phillips, Chairman/CEO
                                             Eric C. Green, President
                                             William P. Benac, CFO
                                             FIRSTPLUS FINANCIAL GROUP, INC.
                                             (214) 599-6300

FINAL DRAFT - Okay for Release               Michele Katz, Michael Mahony
------------------------------
                                             Press: Brian Maddox, Estelle Bieber
                                             Morgen-Walke Associates
                                             (212) 850-5600

                         FIRSTPLUS FINANCIAL GROUP, INC.
                  ANNOUNCES THE SUBSTANTIAL ELIMINATION OF ITS
               NON-CASH GAIN-ON-SALE REVENUE FROM SECURITIZATIONS

DALLAS,  Texas,  December 19, 1997 - FIRSTPLUS  Financial Group,  Inc.  (Nasdaq:
FPFG) today announced its securitization related non-cash "gain-on-sale" will be substantially reduced in its December 1997 quarter, and in subsequent periods. As a result, expected earnings for the December 1997 quarter, and in subsequent periods. As a result, expected earnings for the December 1997 quarter, calendar 1998 year and calendar 1999 year will be reduced; however, expected earnings for periods subsequent to 1999 may increase. FIRSTPLUS anticipates that after elimination of its non-cash securitization gains, it may earn $2.50 to $3.00 per diluted share in calendar 1998, and $4.50 to $5.00 per diluted share in calendar 1999. In this regard, FIRSTPLUS is in the process of adopting a calendar reporting year.

The substantial elimination of non-cash gain-on-sale revenue is a result of increases in the discount rate the Company uses to fairly value the interest only strips it creates when its loans are securitized. The Company believes substantial increases in this discount rate are appropriate for interest only strips originated in the December 1997 quarter. The Company has reviewed its assumptions for interest only strips originated prior to the December 1997 quarter; these interest only strips are performing within expected loss and prepayment parameters, and no impairment is indicated.

Daniel T. Phillips, FIRSTPLUS' Chairman and Chief Executive Officer, noted the following:

         "The reduction of substantially all non-cash gain-on-sale revenue will enhance the quality of FIRSTPLUS' earnings. The annuity nature of these earnings in future years should dampen earnings volatility and provide a growing and stable base for future profitability. This change also puts FIRSTPLUS in an enhanced competitive position. Specifically, we believe this will allow FIRSTPLUS' stock price/earnings multiple to expand, will permit FIRSTPLUS to attract a wider array of shareholders and will permit FIRSTPLUS to more actively acquire complementary businesses in accretive pooling transactions."

FIRSTPLUS'   management  will  discuss  the  impact  of  its  reduced   non-cash
gains-on-sale in a conference telephone call on Friday, December 19, 1997, at 10:00 A.M. (EST). Call in numbers for the conference call are, as follows:

CORPDAL:96001.1 28835-00003
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


                  Domestic call in number:                    800-683-1535
                  Domestic replay number:                     888-888-9547
                  International call in number:               973-633-6740
                  International replay number:                402-220-9952

The above statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. In addition to the factors discussed in this press release, reference is made to the Form 8-K, filed by the Company with the Securities and Exchange Commission on December 19, 1996, for a list of, and discussion with respect to, certain factors that could cause actual results to differ materially from the forward-looking statements contained herein.

FIRSTPLUS Financial Group, Inc. is a specialized consumer finance company that, through its subsidiaries, originates, purchases, services and securitizes consumer finance receivables, primarily home improvement and debt consolidation loans, all secured by liens on the borrower's home. FIRSTPLUS, headquartered in Dallas, has regional offices in Denver, Colorado; Holly Springs, Mississippi; Columbus, Ohio; Columbia, South Carolina, Laguna Hills, California; Salt Lake City, Utah and a network of origination branches nationwide.

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CORPDAL:96001.1 28835-00003
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